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                                                                   Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in this Registration Statement on Form SB-2 of DataMEG Corp. and the related prospectuses of our report dated April 13, 2004, except for Note S, as to which the date is June 14, 2004, on our audits of the consolidated financial statements of DataMEG Corp. and Subsidiaries as of December 31, 2002 and 2003, and to the reference to our Firm under the caption "Experts".


/s/ Fitzgerald, Snyder & Co., P.C.

Fitzgerald, Snyder & Co., P.C.
McLean, Virginia
June 15, 2004